UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 6, 2006

GREAT LAKES BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-50267	13-4237490
(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

(716) 961-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 6, 2006, Great Lakes Bancorp, Inc. (the “Company”) appointed Michael J. Rogers to act as the Company’s Executive Vice President - Chief Financial Officer.  In such capacity, Mr. Rogers will act as the Company’s Principal Financial Officer and Principal Accounting Officer.  From January 1984 through March 31, 2004, Mr. Rogers, age 48,  was employed by KPMG LLP, becoming a partner in 1995.  From April 2004 to the present, Mr. Rogers has been a private consultant, primarily focused on compliance under the Sarbanes-Oxley Act of 2002.  Mr. Rogers is a graduate of Niagara University and is a certified public accountant.

To the Company’s knowledge, Mr. Rogers is not a party to any transaction described in Section 404(a) of Regulation S-B.

The Company and Mr. Rogers have not entered into an employment agreement with respect to his appointment as Executive Vice President - Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.

Date:  March 7, 2006

    By:  /s/ Michael J. Rogers

Name:   Michael J. Rogers

Title:      Executive Vice President - Chief Financial Officer